UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2024

Kairos Pharma, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42275	46-2993314
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2355 Westwood Blvd., #139

Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

(310) 948-2356

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001, per share	KAPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2024, Kairos Pharma, Ltd., a Delaware corporation (the “Company”), priced the initial public offering (“IPO”) of its common stock, $0.001 par value per share (the “Common Stock”), at an offering price of $4.00 per share (the “IPO Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-274805), as amended (the “Registration Statement”). On September 16, 2024, in connection with the pricing of the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative of the underwriters listed on Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 1,550,000 shares (the “Shares”) of its Common Stock at the IPO Price. The Underwriters were granted a 45-day option to purchase up to an additional 232,500 shares of Common Stock from the Company. The IPO closed and the Shares were delivered on September 17, 2024, at which time the Company received gross proceeds of $6,200,000, before deducting underwriting discounts and commissions and offering expenses.

On September 17, 2024, pursuant to the Underwriting Agreement, the Company issued two common stock purchase warrants to the Underwriters, each for the purchase of 54,250 shares of Common Stock, at an exercise price of 120% of the IPO price (or $4.80 per share), subject to adjustments (the “Warrants”). The Warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing on March 16, 2025 and ending on September 17, 2029 and may be exercised on a cashless basis under certain circumstances. The Warrants provide for registration rights (including piggyback rights) and customary anti-dilution provisions (for share dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the price of the Warrants and the number of shares underlying the Warrants) resulting from corporate events (which would include dividends, reorganization, mergers and similar events). The Warrants and the common stock underlying the Warrants were registered as a part of the Registration Statement.

The foregoing summary of the terms and conditions of the Underwriting Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and Warrants attached hereto as Exhibits 1.1, 4.1, and 4.2, respectively, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 17, 2024, the Company issued a press release announcing the closing of the Company’s IPO. A copy of the press released is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement between Kairos Pharma, Ltd. and Boustead Securities, LLC dated September 16, 2024
4.1	Common Stock Purchase Warrant issued to Boustead Securities, LLC, dated September 17, 2024
4.2	Common Stock Purchase Warrant issued to EF Hutton LLC, dated September 17, 2024
99.1	Press Release dated September 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2024	KAIROS PHARMA, LTD.

	By:	/s/ John S. Yu
John S. Yu
Chief Executive Officer